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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Xenon Pharmaceuticals Inc.

We consent to the incorporation by reference in the registration statements (Nos. 333-199860, 333-202765, 333-210050, 333-216543, 333-223497, 333-230103, 333-233758, 333-237036, and 333-238895) on Form S-8, (No. 333-238896) on Form S-3 and (No. 333-260010) on Form S-3ASR of Xenon Pharmaceuticals Inc. of our reports dated March 1, 2022, with respect to the consolidated financial statements of Xenon Pharmaceuticals Inc. and the effectiveness of internal control over financial reporting.

.

/s/ KPMG LLP

Chartered Professional Accountants

March 1, 2022
Vancouver, Canada

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